SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

Dated August 29, 2024 between

ROUNDHILL ETF TRUST

and

Roundhill Financial Inc.

Fund	Fee
Roundhill S&P Dividend Monarchs ETF	0.35% of the Fund’s average daily net assets
Roundhill Bitcoin Covered Call Strategy ETF	0.95% of the Fund’s average daily net assets
Roundhill S&P 500 0DTE Covered Call Strategy ETF	0.95% of the Fund’s average daily net assets
Roundhill Innovation-100 0DTE Covered Call Strategy ETF	0.95% of the Fund’s average daily net assets
Roundhill Daily 2X Long Magnificent Seven ETF	0.95% of the Fund’s average daily net assets
Roundhill Daily Inverse Magnificent Seven ETF	0.95% of the Fund’s average daily net assets
Roundhill Daily 2X Inverse Magnificent Seven ETF	0.95% of the Fund’s average daily net assets
Roundhill GLP-1 & Weight Loss ETF	0.59% of the Fund’s average daily net assets
Roundhill S&P 500 Target 10 Managed Distribution ETF	0.49% of the Fund’s average daily net assets
Roundhill S&P 500 Target 20 Managed Distribution ETF	0.49% of the Fund’s average daily net assets
Roundhill Ether Covered Call Strategy ETF	0.95% of the Fund’s average daily net assets
Roundhill Small Cap 0DTE Covered Call Strategy ETF	0.95% of the Fund’s average daily net assets
Roundhill China Dragons ETF	0.59% of the Fund’s average daily net assets